Exhibit 10.4.1
PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is dated as of September 26, 2006, by and between JZM LLG, a California Limited Liability Corporation (“Landlord”), and LIVEWORLD, INC, a Delaware Corporation (“Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain office building Lease dated June 9, 2006 (the “Lease”) whereby Landlord leased to Tenant that certain premises (“Premises”) identified as Suite 101, as more particularly described in the Lease, in the building located at 4340 Stevens Creek Boulevard, San Jose, California (the “Building”).
     WHEREAS, Tenant has requested an Expansion of Premises, and the Landlord has agreed to accommodate the request. Both parties agree to amend the Lease with terms and conditions set forth hereinafter.
     NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of-which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Expansion Premises. Effective as of November 1, 2006, or such later date as provided herein, (the “Expansion Premises Commencement Date”), the Premises shall be expanded to include four hundred twenty-two (422) rentable square feet of space in the Building, generally identified as Suite 105 and depicted on the floor plan attached hereto as Exhibit A (the “Expansion Premises”). From and after the Expansion Premises Commencement Date, until the expiration of the Term, the term “Premises” as used in the Lease shall mean the existing Premises and the Expansion Premises, collectively for a total of two thousand five hundred sixty-four (2,564) rentable square feet. If Landlord fails for any reason to deliver possession of the Expansion Premises on November 1, 2006 Landlord shall not be liable to Tenant for any direct or consequential losses resulting to Tenant from the delay, and the Lease shall not terminate.
2.	Condition of Expansion Premises. Tenant accepts the Substitution Premises in its current “as-is” condition. Notwithstanding the foregoing, Landlord agrees to provide tenant improvements as shown on the mutually agreed upon floor plan attached as Exhibit A, prior to delivering the suite to Tenant All work will be done using building-standard materials.
3.	Base Rent. From the date hereof through and including October 31, 2006, Tenant shall continue to pay Landlord the monthly installment of Base Rent for the Premises as more particularly set forth in the Lease. Commencing as of the Expansion Premises Commencement Date, through and including the Expiration Date as set forth in the Lease, Tenant shall pay to Landlord the following monthly installments of Base Rent for the Premises on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand:

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
November 1, 2006 through October 31, 2007 $[***] per month
November 1, 2007 through October 31, 2008 $[***] per month
November 1, 2008 through October 31, 2009 $[***] per month
4.	Tenants Pro-Rata Share. As of the Expansion Premises Commencement Date, the Tenant’s proportionate share as defined in the Basic Lease Information section will change to:
Total Rentable area of the Project: 135,623 rentable square feet;
Total Rentable area of the Building: 58,593 rentable square feet;
Area of Premises: 2,564 rentable square feet
Tenant’s Project Percentage: 1.891%
Tenant’s Building Percentage: 4.376%
5.	Security Deposit. Tenant shall increase existing Security Deposit to equal $[***].
6.	Ratification of Lease. The Lease, as modified by this Amendment, remains in full force and effect, and Landlord and Tenant hereby ratify the same. All references in this Amendment or in die Lease to the “Lease” shall mean the Lease as amended hereby. This Amendment shall be binding upon and inure to the benefit to tine parties and their respective successors and assigns.
7.	Entire Agreement. This Amendment sets forth the entire agreement between the parties with respect to the matters set form herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises or any similar economic incentives that may have been provided to the Tenant in connection with entering into the Lease, unless! specifically set forth in this Amendment
8.	Brokers. Tenant hereby agrees to indemnify and hold Landlord harmless from all claims of any real estate brokers who may have represented Tenant in connection with this Amendment.
9.	Reaffirmation of Lease. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in foil force and effect. In case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first above written.

TENANT:		LANDLORD:

LIVEWORD INC., a Delaware Corporation		JZM LLC, a California Limited Liability Corporation

By:	/s/ A. Oliver	By:	/s/ Thomas G. Keane

Name:	A. Oliver	Name:	Thomas G. Keane
VP of Leasing Operations

Title:	Director of Operations

Date:	10/11/06	Date:	10/19/06

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
EXHIBIT A
Expansion Premises
4340 Stevens Greek Blvd., Suite 105
Approximately 422 Rentable Square Feet
Tenant Improvements in Expansion Premises:
A.	Demo approximately 4’ of demising wall to allow access between Suites 101 and 105.

B.	Construct one (1) office with entry door and 24” sidelight

C.	Install carpet throughout Suite 105 to match existing carpet in Suite 101.